EXHIBIT 11.1

                      FLEMINGTON PHARMACEUTICAL CORPORATION

                         EARNINGS PER SHARE COMPUTATION

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                             SIX MONTHS ENDED
                                                             JANUARY 31, 2002
                                                           -------------------

                                                                   BASIC
                                                           -------------------

WEIGHTED AVERAGE SHARES OUTSTANDING                                8,833,596
DILUTIVE EFFECT OF STOCK PERFORMANCE PLANS (1)                            --
                                                           -------------------

     TOTAL                                                         8,833,596

NET INCOME (LOSS)                                                       (547)
                                                           -------------------

EARNINGS PER SHARE                                                      (.06)
                                                           -------------------



                                                             SIX MONTHS ENDED
                                                             JANUARY 31, 2001
                                                           -------------------

                                                                   BASIC
                                                           -------------------

WEIGHTED AVERAGE SHARES OUTSTANDING                                5,879,889
DILUTIVE EFFECT OF STOCK PERFORMANCE PLANS (1)                            --
                                                           -------------------

     TOTAL                                                         5,879,889

NET INCOME (LOSS)                                                       (693)
                                                           -------------------

EARNINGS PER SHARE                                                      (.12)
                                                           -------------------


(1) No potential shares from stock performance plans have been presented, as their effect would be anti-dilutive


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


                                      EXHIBIT 11.1

                             FLEMINGTON PHARMACEUTICAL CORPORATION

                                EARNINGS PER SHARE COMPUTATION



                                                                                 YEAR ENDED
                                                                                JULY 31, 2001
                                                                              -----------------

                                                                                    BASIC
                                                                              -----------------

WEIGHTED AVERAGE SHARES OUTSTANDING                                                 6,326,000
DILUTIVE EFFECT OF STOCK PERFORMANCE PLANS (1)                                             --
                                                                              -----------------
     TOTAL                                                                          6,326,000

NET INCOME (LOSS)                                                                  (1,109,000)
                                                                              -----------------
EARNINGS PER SHARE                                                                       (.18)
                                                                              -----------------

                                                                                  YEAR ENDED
                                                                                JULY 31, 2000
                                                                              -----------------
                                                                                    BASIC
                                                                              -----------------
WEIGHTED AVERAGE SHARES OUTSTANDING                                                 4,447,000
DILUTIVE EFFECT OF STOCK PERFORMANCE PLANS (1)                                             --
                                                                              -----------------
     TOTAL                                                                          4,447,000

NET INCOME (LOSS)                                                                  (1,179,000)
                                                                              -----------------
EARNINGS PER SHARE                                                                       (.27)
                                                                              -----------------




(1) Since the company has reported a loss for each period, no potential shares from stock performance plans have been presented, as their effect would be anti-dilutive.



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